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                              EXHIBIT (4)(g)
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                                                          Exhibit (4)(g)

                          CMS ENERGY CORPORATION
                                                          _________ Shares


                        NON-QUALIFIED STOCK OPTION

                       This Option Is Not Assignable


CMS Energy Corporation, a Michigan corporation ("the Corporation"), hereby grants to ______________________________ ("Optionee") an option to purchase __________ shares of CMS Energy Corporation Class G Common Stock at $_______________ per share. Such stock option may be exercised in accordance with the terms of this Agreement and the CMS Energy Corporation Performance Incentive Stock Plan ("the Plan"), which is incorporated herein by reference. A copy of the Plan is attached hereto.

The stock option granted herein on _____________________ is not assignable or transferable other than by death, and the option to exercise such rights shall terminate _____________________________. Except as provided in the Plan, such stock option may only be exercised by the Optionee.

This Stock Option Agreement executed pursuant to action taken by the Optionee, the Committee designated by the Board of Directors to administer the Plan ("the Committee"), and the Board of Directors.

I hereby accept the rights granted herein subject to the terms of the Plan with which I am familiar and agree to be bound thereby and by the actions of the Committee and the Board of Directors.


                                              ----------------------
                                                     Optionee

                                              CMS ENERGY CORPORATION
                                                  By the Committee


                                              ----------------------
                                               Authorized Signature
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